As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	Ten Post Office Square Boston, Massachusetts 02109 (617) 912-1900	04-2976299
(State of Incorporation)	(Address of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED AS OF JANUARY 1, 2010)

(Full Title of the Plan)

Timothy L. Vaill, Chief Executive Officer

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

William P. Mayer, Esq.

Paul W. Lee, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,000,000 shares	$7.48	$7,480,000	$533.32

(1)	This Registration Statement relates to 1,000,000 shares of Common Stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. (“Common Stock”) available for issuance under the Boston Private Financial Holding, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2010) (the “Plan”).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on May 19, 2010, as reported on the Nasdaq National Market.

REGISTRATION STATEMENT ON FORM S-8

Statement under General Instruction E – Registration of Additional Securities

The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on November 28, 2001 (SEC File No. 333-74106) (the “Original Filing”). The Original Filing was filed in connection with the Company’s 2001 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Common Shares to be issued pursuant to the Plan. The contents of the Original Filing are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The documents listed below, which have previously been filed by Boston Private Financial Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) Annual Reports on Forms 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 12, 2010;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

(c) Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 2, 2010; and

(d) The description of the Common Stock contained in the Post-Effective Amendment No. 1 to Form S-3 on Form S-1, filed with the Commission on April 5, 2010.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

The Company is a Massachusetts corporation. Reference is made to Chapter 156D of the Massachusetts Business Corporation Act (the “MBCA”). Section 8.51 of the MBCA authorizes a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i)

he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization. Section 8.52 of the MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.52 requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director. Section 6.3 of Article 6 of the Company’s articles of organization provides for indemnification to the full extent permitted under the MBCA.

The Company and its directors and officers currently carry liability insurance.

Item 8.	Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

4.1	Restated Articles of Organization of the Company filed May 23, 1994 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.2	Articles of Amendment filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.3	Articles of Amendment filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on November 28, 2001).

4.4	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on August 8, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 11, 2008).

4.5	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on September 30, 2008 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2008).

4.6	Articles of Amendment of Boston Private Financial Holdings, Inc., filed on November 19, 2008, creating the Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2008).

4.7	By-laws of Boston Private Financial Holdings, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 6, 2007).

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

*23.2	Consent of Hacker, Johnson & Smith PA, an independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included on the signature page to this Registration Statement).

99.1	Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2010) (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 2, 2010).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 21st day of May, 2010.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ TIMOTHY L. VAILL
Timothy L. Vaill Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ DAVID J. KAYE
David J. Kaye Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and David J. Kaye and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY L. VAILL Timothy L. Vaill	Chairman and Chief Executive Officer (Principal Executive Officer)	May 21, 2010

/S/ WALTER M. PRESSEY Walter M. Pressey	President and Vice Chairman	May 21, 2010

/S/ DAVID J. KAYE David J. Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2010

/S/ WILLIAM A GRATRIX William A. Gratrix	Senior Vice President and Controller (Principal Accounting Officer)	May 21, 2010

/S/ HERBERT S. ALEXANDER Herbert S. Alexander	Director	May 21, 2010

/S/ EUGENE S. COLANGELO Eugene S. Colangelo	Director	May 21, 2010

/S/ KATHLEEN M. GRAVELINE Kathleen M. Graveline	Director	May 21, 2010

/S/ ADOLFO HENRIQUES Adolfo Henriques	Director	May 21, 2010

/S/ LYNN THOMPSON HOFFMAN Lynn Thompson Hoffman	Director	May 21, 2010

/S/ DEBORAH F. KUENSTNER Deborah F. Kuenstner	Director	May 21, 2010

/S/ JOHN MORTON, III John Morton, III	Director	May 21, 2010

/S/ WILLIAM J. SHEA William J. Shea	Director	May 21, 2010

/S/ DR. ALLEN L. SINAI Dr. Allen L. Sinai	Director	May 21, 2010

/S/ STEPHEN M. WATERS Stephen M. Waters	Director	May 21, 2010

EXHIBIT INDEX

4.1	Restated Articles of Organization of the Company filed May 23, 1994 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.2	Articles of Amendment filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.3	Articles of Amendment filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on November 28, 2001).

4.4	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on August 8, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 11, 2008).

4.5	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on September 30, 2008 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2008).

4.6	Articles of Amendment of Boston Private Financial Holdings, Inc., filed on November 19, 2008, creating the Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2008).

4.7	By-laws of Boston Private Financial Holdings, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 6, 2007).

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

*23.2	Consent of Hacker, Johnson & Smith PA, an independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included on the signature page to this Registration Statement).

99.1	Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2010) (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 2, 2010)

*	Filed herewith